UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2006

DG FASTCHANNEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27644	94-3140772
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 West John Carpenter Freeway, Suite 700
Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 581-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

On November 20, 2006, DG FastChannel, Inc.  (the “Company”) settled and extinguished a $5,000,000 outstanding promissory note with MDVX, Inc., by making a principal reduction payment of $2,000,000, plus accrued interest, in cash and issuing a total of 259,177 shares of the Company’s Common Stock to the former holder of the promissory note.  These securities were issued in a transaction not involving any public offering in reliance on Section 4(2) of the Securities Act of 1933.

In addition to the foregoing terms, the agreement provides certain registration rights to MDVX, Inc.  The full text of the Debt Settlement and Exchange Agreement between the Company and MDVX, Inc. is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.   Financial Statements and Exhibits

(d) Exhibits

99.1 Debt Settlement and Exchange Agreement dated November 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DG FASTCHANNEL, INC.
(Registrant)

Date: November 22, 2006
	By:	/s/ Omar A. Choucair
Omar A. Choucair
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Debt Settlement and Exchange Agreement dated November 20, 2006